AMENDMENTS TO
                           AMENDED AND RESTATED BYLAWS
                                       OF
                        ADVANCED MARKETING SERVICES, INC.


1. Amendment and restatement of Article III, Section 12:

                  Section 12. DIRECTORS ACTING WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of this Article may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents and electronic transmission or electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of such directors.

2.  Addition to Article III, Section 15:

                  Any action required or permitted to be taken by a committee under this Section may be taken without a meeting, if all members of the committee shall individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents and electronic transmission or electronic transmissions shall be filed with the minutes of the proceedings of the committee. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of such committee.

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        ADVANCED MARKETING SERVICES, INC.

                       (As amended as of February 2, 2006)




                                    ARTICLE I

                                PLACE OF BUSINESS

SECTION 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

SECTION 2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE. All meetings of shareholders shall be held at any place within or without the State of Delaware which may be designated either by the Board of Directors or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting, and filed with the Secretary of the Corporation; provided, however, that the place of meeting shall be specified in the notice calling the meeting, and that no change in the place of meeting shall be made within ten (10) days next before the day on which an election of Directors is to be held.

SECTION 2. ANNUAL.

     a. Annual meetings shall be held at such date and time as the directors may from time to time fix. At such meetings directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     b. If the election of Directors shall not be held on the day here designated for any annual meeting, or at any adjournment of such meeting, the Board of Directors shall call a special meeting of the shareholders as soon as conveniently possible thereafter. At such meeting the election of Directors shall take place, and such election and any other business transacted thereat shall have the same force and effect as at an annual meeting duly called and held.

     c. Business shall be transacted at the annual meeting only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder of record entitled to vote at such meeting who gives advance notice as hereafter provided.

     Any such shareholder may bring such business before the meeting only if written notice of such shareholder's intent to do so is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than 75 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which the Corporation makes public disclosure of the meeting date). Each notice given by such shareholder shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the shareholder who intends to propose such business; (iii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to propose such business; and (iv) any material interest of the shareholder in such business.

     If the facts show that business was not properly brought before the meeting in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon such business shall not be transacted. Public disclosure of the date of a forthcoming meeting may be made by the Corporation in the same fashion prescribed in Article III, Section 3(b).

SECTION 3. SPECIAL. Special meetings of the shareholders may be called only as provided in the Certificate of Incorporation of the Corporation.

SECTION 4. NOTICE OF MEETINGS; WAIVER. Each shareholder of record entitled to vote at the meeting shall be given in person, or by mail, or by prepaid telegram, written or printed notice of the purpose or purposes, and the time and place within or without the State of Delaware, of every meeting of shareholders. Such notice shall be delivered not less than ten (10) days nor more than sixty
(60) days before the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation unless the shareholder shall have requested of the Secretary, in writing, that notice intended for him be mailed to some other address, in which case the notice shall be transmitted to the address so designated. No publication of the notice of meeting shall be required. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders.

SECTION 5. AFFIDAVIT OF NOTICE. Whenever any shareholder entitled to vote has been absent from any meeting of shareholders whether annual or special, an affidavit of the secretary or an assistant secretary or the transfer agent of the Corporation to the effect that notice has been duly given shall in the absence of fraud be prima facie evidence that due notice of such meeting was given to such shareholder, as required by law and the Bylaws of the Corporation.

SECTION 6. CONSENT TO SHAREHOLDERS' MEETINGS. The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 7. QUORUM AND VOTE REQUIREMENTS. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. If a quorum is present the affirmative vote of the majority of the shares represented and voting at the meeting on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Certificate of Incorporation.

SECTION 8. CLOSING OF TRANSFER BOOKS; RECORD DATE.

     a. In order to determine the holders of record of the Corporation's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the shareholders of record for any other proper purpose, the Board of Directors of the Corporation may order that the Stock Transfer Books be closed for a period not to exceed sixty (60) days. If the purpose is to determine who is entitled to notice of a meeting and to vote at such meeting, the Stock Transfer Books shall be closed for at least ten (10) days preceding such meeting.

     b. In lieu of closing the Stock Transfer Books, the Board of Directors may fix a date as the record date for such determination of shareholders. Such date shall be no more than sixty (60) days prior to the date of the action which requires such determination, nor in the case of a shareholders' meeting, shall it be less than ten (10) days in advance of such meeting.

     c. If the Stock Transfer Books are not closed and no record date is fixed by the Board of Directors for a determination of the shareholders of record entitled to notice or to vote at a meeting of shareholders, then the record date for such determination of shareholders shall be the day next preceding the day on which notice of the meeting is mailed, and for any other purpose, the record date for such determination of shareholders shall be the day on which the resolution of the Board of Directors relating thereto is adopted.

     d. When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, such determination shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 9. VOTING LIST.

     a. A complete list of the shareholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of, and number of shares owned by each shareholder shall be prepared by the Secretary or other officer or the Transfer Agent of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be subject to inspection during the ordinary business hours for any purpose germane to the meeting by any shareholder. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     b. The original Stock Transfer Books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

     c. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

          (i)   If only one votes, such act binds all;

          (ii) If more than one vote, the act of the majority so voting binds all;

          (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     d. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting of the shareholders.

SECTION 10. PROXIES. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized by a written proxy executed by the person or his duly authorized agent and filed with the Secretary of the Corporation, but no proxy shall be valid or acted upon after three years from its date, unless the proxy provides for a longer period. Nothing contained in this Section shall be deemed to restrict the use of proxies transmitted by telegram, cablegram or other electronic means which are otherwise permitted by Title 8, Section 212(c) and (d) of the Delaware Code.

SECTION 11. PRESIDING OFFICER; ORDER OF BUSINESS; CONDUCT OF MEETING.

     a. Meetings of the shareholders shall be presided over by such person as shall be designated by the Board of Directors or if no designation is made, then by the President. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of the meeting.

     b. Subject to the following, meetings of shareholders shall generally follow accepted rules of parliamentary procedure.

          (1) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. If the chairman, in his absolute discretion, deems it advisable to dispense with the rules of parliamentary procedure as to any one meeting of shareholders or a part thereof, the chairman shall so state and shall clearly state the rules under which the meeting or appropriate part thereof shall be conducted.

          (2) If disorder shall arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his so doing, the meeting is immediately adjourned.

          (3) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

          (4) A resolution or motion shall be only considered for a vote if proposed by a shareholder or duly authorized proxy, and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

                                   ARTICLE III

                             DIRECTORS -- MANAGEMENT

SECTION 1. POWERS. Subject to the limitation of the Articles of Incorporation, of the Bylaws and of the laws of the State of Delaware as to actions to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

SECTION 2. NUMBER OF DIRECTORS. The number of directors who shall constitute the whole board shall be established in accordance with the Certificate of Incorporation of the Corporation.

SECTION 3. ELECTION AND TENURE OF OFFICE.

     a. Directors shall be elected by ballot at the annual meeting of the shareholders or at a special meeting called for that purpose, to serve for the term or terms specified in the Certificate of Incorporation of the Corporation, or until his or her successor is elected and has qualified, or until his or her earlier resignation or removal. A director's term of office shall begin immediately after election.

     b. Nominations for election of directors at an annual meeting or a special meeting called for the purpose of electing directors may be made either by the Board of Directors or by any shareholder of record entitled to vote for the election of directors who gives advance notice as hereafter provided.

     Any such shareholder may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than (i) in the case of any annual meeting, 75 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of the 75th day prior to the forthcoming meeting date and the close of business on the 30th day following the date on which Corporation first makes public disclosure of the meeting date) and
(ii) in the case of a special meeting, the close of business on the 15th day following the date on which the Corporation first makes public disclosure of the meeting date. Each notice given by such shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

     If the facts show that a nomination was not made in accordance with the foregoing provisions, the chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming meeting may be made by the Corporation for the foregoing purposes not only by the giving of the formal notice of the meeting but also by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ), by filing a report under Section 13 or 15(d) of the Securities Exchange Act of 1934 (if the Corporation is then subject thereto), by a mailing to stockholders or by a general press release.

SECTION 4. VACANCIES. Vacancies in the Board of Directors may be filled only as provided in the Certificate of Incorporation of the Corporation.

SECTION 5. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware, as designated for this purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if approved by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the Corporation.

SECTION  6.  TELEPHONIC  MEETINGS.   Members  of  the  Board  of  Directors  may
participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Article III, Section 6 shall constitute presence in person at such meeting.

SECTION 7. REGULAR MEETINGS. Until otherwise determined by a majority of the Board of Directors, the regular meetings of the Board of Directors of this Corporation shall not be held and, in lieu thereof, special meetings of this Corporation's Board of Directors shall be held at such time and place as may be appropriately designated, either by this Board of Directors or pursuant to
Article III, Section 7, of the Bylaws of this Corporation.

SECTION 8. SPECIAL MEETINGS AND NOTICE THEREOF. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President or, if he is absent or unable or refuses to act, by any Vice President or by any two directors.

     Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least three days prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least two days prior to the time of the holding of such meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

SECTION 9. WAIVER OF NOTICE. When all the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

SECTION 10. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

SECTION 11. QUORUM. A majority of the number of directors as fixed by the Certificate of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn the meeting from time to time, but may not transact any business.

SECTION 12. DIRECTORS ACTING WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors under any provision of this Article may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents and electronic transmission or electronic transmissions shall be filed with the minutes of the proceedings of the Board. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of such directors.

SECTION 13. INDEMNIFICATION.

     (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative
(hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the Corporation or is serving at the request of the Corporation as a director, an office or employee of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Expenses incurred in defending any such proceeding may be paid by the Corporation in advance of its final disposition (hereinafter an "advancement of expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise (hereinafter an "undertaking").

     (b) RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be defense that, and
(ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. The failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, shall not create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.

     (c) NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (e) INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

SECTION 14. COMPENSATION. Directors, and members of any committee of the Board of Directors, shall be entitled to such reasonable compensation for their services as Directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors and shall also be entitled to reimbursement for any reasonable expenses incurred in attending such meetings. The compensation of Directors may be on such basis as is determined by the resolution of the Board of Directors. Any Director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

SECTION 15. COMMITTEES. The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee and such other committees as it may deem appropriate. Each such committee shall consist of one or more members of the Board of Directors. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution, Bylaws, or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee. No member of any committee shall continue to be a member of it after he ceases to be a Director of the Corporation.

     Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated herein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

     Any action required or permitted to be taken by a committee under this Section may be taken without a meeting, if all members of the committee shall individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents and electronic transmission or electronic transmissions shall be filed with the minutes of the proceedings of the committee. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of such committee.

SECTION 16. INDEMNIFICATION OF AGENTS OF THE CORPORATION; PURCHASE OF LIABILITY INSURANCE. This Section shall apply at any time and from time to time only to the extent that the laws of California govern the affairs of the Corporation by virtue of the application of Section 2115 of the California General Corporation Law.

     a. For purposes of this Section, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; and "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative.

     b. The Corporation shall indemnify each of its directors, officers and employees, acting in any capacity as an agent of the Corporation, to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties, and including attorneys' fees and any expenses of establishing a right to indemnification under this subsection (b)) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the Corporation, and such right of indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

     Expenses incurred in defending any proceeding shall be advanced by the Corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection (b) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these bylaws, law, the Certificate of Incorporation or agreement.

     The  termination  of  any  proceeding  by  judgment,   order,   settlement,
conviction or upon a plea of nolo contendere shall not, of itself, create a presumption that a person is not entitled to indemnification hereunder. The
Corporation shall determine whether a person is entitled to indemnification hereunder by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such quorum of directors is not obtainable, by independent legal counsel, selected by the Corporation in a written opinion, or (iii) approval by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of shareholders called to approve indemnification of such person and the vote, the shares owned by the person to be indemnified shall not be considered outstanding and shall not be entitled to vote thereon.

     The rights of a person covered by this subsection (b) to bring suit against the Corporation shall include the following:

          (i) In the case of a director, if there has been no determination by the Corporation, or if the Corporation determines, that the director substantively would not be permitted to be indemnified in whole or in part under the California General Corporation Law, such director shall have the right to bring suit seeking an initial determination by the court or challenging any such determination by the Corporation or any aspect thereof, and the Corporation, by this subsection (b), consents to service of process and to appear in any such proceeding. Any determination by the Corporation otherwise shall be conclusive and binding on the Corporation and such director.

          (ii) If a claim for advances under this subsection (b) is not paid in full by the Corporation within 30 days after a written claim and appropriate undertaking have been received by the Corporation, such person may at any time thereafter bring suit against the Corporation to recover the unpaid amount. If successful, in whole or in part, such person shall be entitled to be paid also the expenses of prosecuting such claim.

     In any action brought by a person to enforce a right of indemnification hereunder, or by the Corporation to recover payments by the Corporation of expenses incurred by such person in connection with a proceeding in advance of its final disposition, the burden of proving that such person is not entitled to be indemnified under this subsection (b) or otherwise shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of a proceeding that indemnification of a person covered by this subsection (b) is proper in the circumstances because such person has met the applicable standard of conduct under the California General Corporation Law, nor an actual determination by the Corporation that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of an action brought by such person, be a defense to the action.

     c. The Corporation shall have the power, but except as provided in subsection (b) above shall not be obligated, to indemnify each of its agents to the fullest extent permissible under the California General Corporation Law, as now in effect or as hereafter amended, including those circumstances in which indemnification would otherwise be discretionary, against any and all costs, charges, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines and ERISA excise taxes or penalties) reasonably incurred or suffered by such person in connection with any proceedings, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been an agent of the Corporation, and any such indemnification shall inure to the benefit of such person's heirs, executors, personal representatives and estate.

     Expenses incurred in defending any proceeding may, in the discretion of the Corporation, be advanced by the Corporation before the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of an agent covered by this subsection (c) to repay the amount of the advance if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized by these Bylaws, law, the Certificate of Incorporation or agreement.

     The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, shall not, of itself, create a presumption that a person is not eligible to be indemnified hereunder, The Corporation shall determine whether a person seeking indemnification hereunder is eligible to be so indemnified and whether the Corporation shall indemnify such person or shall provide advances to such person by any of the following at the Corporation's sole option: (i) majority vote of a quorum consisting of directors who are not parties to the involved proceeding, (ii) if such a quorum is not obtainable, by independent legal counsel selected by the Corporation in a written opinion, or (iii) approval by the affirmative vote of a majority of the shares of the Corporation entitled to vote represented at a duly held meeting at which a quorum is present; provided, that, for purposes of determining the required quorum of any meeting of shareholders called to approve indemnification of or advances to such person, the shares owned by the person to be indemnified or to whom advances are to be made shall not be considered outstanding and shall not be entitled to vote thereon. Any such determination by the Corporation shall be conclusive and binding on the Corporation and such person.

     d. The indemnification provided for in this Section 16 shall not be deemed exclusive of any other rights to indemnification which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The right of indemnification under subsection (b) above shall be deemed to create contractual rights in favor of persons entitled to indemnification thereunder. The provisions of this Section 16 shall be applicable to claims commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

     e. Neither the amendment nor repeal of this Section 16, nor the adoption of any provision of the Certificate of Incorporation or Bylaws or of any statute inconsistent with this Section 16, shall adversely affect any right or protection of a director, officer or agent of the Corporation existing at the time of such amendment, repeal or adoption of such a provision.

     f. Upon and in the event of a determination by the Board of Directors of the Corporation to purchase such insurance, the Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Section.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Executive, Senior, Group (or like) or general Vice Presidents, a Treasurer and/or Chief Financial Officer, a Secretary and one or more Assistant Secretaries. The Board of Directors may also appoint a Chairman of the Board. Any person may hold two or more offices.

SECTION 2. ELECTION; TERM OF OFFICE. The principal officers shall be chosen annually by the Board of Directors at the first meeting held after the annual meeting of shareholders, or as soon thereafter as is conveniently possible. No one of said officers except the President and the Chairman of the Board need be Directors. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

SECTION 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

SECTION 4. RESIGNATION AND REMOVAL. Any officer may be removed, either with or without cause, at any time by a majority vote of the Board of Directors then in office whenever in its judgment the best interests of the Corporation will be served by so doing. Any officer or agent may also be removed by any officer having the authority to choose or appoint the officer or agent with or without cause.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5. VACANCIES. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

SECTION 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in
Section 7 of this Article IV.

SECTION 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.

SECTION 9. SECRETARY. The Secretary shall:

     (1) Keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those directors and shareholders present, the names of those present at the directors' meeting, the number of shares present or represented at shareholders' meetings and the proceedings thereof;

     (2) Keep, or cause to be kept, at the principal office or at the office of the Corporation's Transfer Agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same: the number and date of cancellation of every certificate surrendered for cancellation;

     (3) Give or cause to be given, notice of all meetings of shareholders and the Board of Directors, as required by the Bylaws or Bylaw to be given;

     (4) Keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 10. ASSISTANT SECRETARIES. Each Assistant Secretary (if one or more Assistant Secretaries be elected or appointed) shall assist the Secretary in his duties, and shall perform such other duties as the Board of Directors, Executive Committee, President, or Secretary may from time to time assign to him. At the request of the Secretary, any Assistant Secretary may, in the case of the absence or inability to act of the Secretary, temporarily act in his place. In the case of death of the Secretary or in the case of his absence or inability to act temporarily in his place, the Assistant Secretary to perform duties of the Secretary shall be designated by the President any Vice President.

SECTION 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall:

     (1) Keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and surplus shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all times be open for inspection by any director;

     (2) Deposit all monies and other valuables in the names and to the credit of the Corporation with such depositories as may be designated by the Board of Directors;

     (3) Disburse the funds of the Corporation as may be ordered by the Board of Directors;

     (4) Render to the President and directors, when they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation;

     (5) Have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 12. SALARIES. The salaries for the principal officers of the Corporation shall be fixed, from time to time, by the Board of Directors. No officer shall be disqualified from receiving a salary by reason of his also being a director of the Corporation.

                                    ARTICLE V

                          RECORDS--REPORTS-- INSPECTION

SECTION 1. RECORDS. The Corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business as fixed by the Board of Directors from time to time.

SECTION 2. INSPECTION. The share register or duplicate share register, the books of account, and minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his or her interests as a shareholder, and shall be exhibited at any time when required by the demand of 10 percent of the shares represented at any shareholders' meeting. Such inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand for inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the Corporation.

SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 4. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 5. DEPOSITS. The Board of Directors shall select banks, trust companies or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

SECTION 6. VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

SECTION 7. CONTRACTS, ETC. The Board of Directors, except as the Bylaws or Certificate of Incorporation otherwise specifically provide, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or agreement or to pledge its credit to render it liable for any purpose or to any amount.

SECTION 8. INSPECTION OF BYLAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all times during business hours.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

SECTION  1.  CERTIFICATES  OF  STOCK.  Certificates  representing  shares of the
Corporation shall be in such form as may be determined by the Board of Directors. Every shareholder shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or the Vice Chairman of the Board of Directors, or the President or the Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation, certifying the number of shares owned by him in such corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issuance.

     All certificates for shares of each class or series within a class shall be consecutively numbered. The name of the person owning the shares represented thereby with the number of shares and the date of issue shall be entitled on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled.

SECTION 2. TRANSFER.

     a. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     b. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice thereof shall be given to the Secretary of the Corporation or its transfer agent, if any, such fact shall be stated in the entry of the transfer.

     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of his right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of the sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against loss, damage, expense, or other liability to the owner of the shares by reason of the recordation of the transfer of the issuance of a new certificate for shares.

SECTION 3. LOST OR DESTROYED CERTIFICATES.

     a. Where the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the share has been acquired by a bona fide purchaser; and, at the discretion of the Board of Directors, files with the Corporation a sufficient indemnity bond; and satisfies any other reasonable requirements imposed by the Board of Directors.

     b. Where a share certificate has been lost, apparently destroyed, or wrongfully taken and the owner fails to notify the Corporation of that fact within a reasonable time after he has notice of it, and the Corporation registers a transfer of the share represented by the security before receiving such a notification, the owner is precluded from asserting against the Corporation any claim for registering the transfer or any claim to a new security.

     c. If, after the issue of a new security as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the Corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the Corporation may recover the new security from the person to whom it was issued or any person taking under him except a bona fide purchaser.

SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

                                   ARTICLE VII

                                    DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation and in accordance with the laws of the State of Delaware.

                                  ARTICLE VIII

                                WAIVER OF NOTICE

     Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Laws of the State of Delaware, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 1. POWER OF SHAREHOLDERS. These Bylaws may be repealed or amended, or new Bylaws may be adopted at such annual meeting, or at any other meeting of the shareholders, called for that purpose by the Board of Directors, by a vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, or such other vote as may at any time and from time to time may be required pursuant to Paragraph C of Article Fifteenth of the Certificate of Incorporation.

SECTION 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section 1 of this Article IX to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors.

SECTION 3. RECORD OF AMENDMENTS. Whenever an amendment or new Bylaw is adopted, it shall be copied in the Book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                    ARTICLE X

                                      SEAL

     The Corporation shall adopt and use a corporate seal consisting of a circle setting forth on its circumference the name of the Corporation and showing the State of Incorporation.

                                   ARTICLE XI

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.